UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

◻  Preliminary information statement

◻  Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☑	Definitive information statement

NORTHERN LIGHTS FUND TRUST III
(Name of Registrant as Specified in Its Charter)

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◻	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

◻	Fee paid previously with preliminary materials.

◻	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Northern Lights Fund Trust III

80 Arkay Drive
Hauppauge NY 11788

March 14, 2018

Dear Shareholders:

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. The document relates to a change of control of the investment adviser for Cane Alternative Strategies Fund (the “Fund”), a series of the Northern Lights Fund Trust III.

Cane Capital Management, LLC (“CCM”) has served as the investment adviser to the Fund since the Fund’s inception in November 2007. On January 29, 2018, Bollinger Private Equity, LLC (“BPE”) acquired a greater ownership interest in CCM so that it now holds a 30% voting interest in CCM. Prior to January 29, 2018, BPE had a 23% voting interest in CCM.

Under the Investment Company Act of 1940, as amended (the “1940 Act”), a transaction that results in a “change in control” of an investment adviser causes the adviser’s management agreement to be “assigned,” which results in the automatic termination of the agreement by the agreement’s terms as required by the 1940 Act. There has been no change to the management or key personnel of CCM as a result of the change in ownership. However, the Trust has determined that the planned transaction may be a technical change in control of CCM. As a result, the Board of Trustees of the Trust at a meeting held on August 29-30, 2017, approved a new management agreement with CCM, which is substantially similar to the previous agreement. The new management agreement has been approved by shareholders holding the majority of Fund shares and, therefore, does not require further shareholder approval. Because no further approval is required and shareholders are not being asked to vote, a proxy will not be solicited and you are not being asked to vote or take action at this time.

As always, please feel free to contact the Fund at 1-855-382-6455 with any questions you may have.

Sincerely,
/s/ Richard Malinowski

Richard Malinowski

President, Northern Lights Fund Trust III

NORTHERN LIGHTS FUND TRUST III

Cane Alternative Strategies Fund

March 14, 2018

17605 Wright Street, Suite 2

Omaha, NE 68130

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of the Cane Alternative Strategies Fund (the “Fund”), a series of Northern Lights Fund Trust III (the “Trust”).

The Trust had an Investment Management Agreement with Cane Capital Management, LLC (“CCM”), dated November 1, 2013 (the “Prior Advisory Agreement”) with respect to the Fund. CCM has served as an investment adviser to the Fund since the Fund’s inception in November 2007. CCM is operated by its Managing Partner, David Fontenot. Mr. Fontenot, Roemer, Robinson, Melville & Co. (“RRM”) and Bollinger Private Equity, LLC (“BPE”) own CCM.

Prior to January 29, 2018, Mr. Fontenot, RRM and BPE held voting interests in CCM of approximately 60%, 17% and 23% respectively. As of January 29, 2018, Mr. Fontenot, RRM and BPE hold voting interests in CCM of approximately 60%, 10% and 30%, respectively as a result of RRM assigning to BPE a portion of RRM’s interest in CCM equal to 7% of CCM.

Under the Investment Company Act of 1940, as amended (the “1940 Act”), a transaction that results in a “change in control” of an investment adviser causes the adviser’s management agreement to be “assigned,” which results in the automatic termination of the agreement by the agreement’s terms as required by the 1940 Act. There has been no change to the management or key personnel of CCM as a result of the change in ownership. However, the Trust has determined that the planned transaction may be a technical change in control of CCM. As a result, the Board of Trustees of the Trust at a meeting held on August 29-30, 2017, approved a new advisory agreement (“New Advisory Agreement”) between the Trust and CCM, which is substantially similar to the Prior Advisory Agreement. The New Advisory Agreement has been approved by shareholders holding the majority of Fund shares and, therefore, does not require further shareholder approval.

This Information Statement is being supplied to shareholders to notify shareholders of the New Advisory Agreement, and a notice regarding the website availability of this Information Statement will be mailed on or about March 14, 2018 to the Fund’s shareholders of record as of March 13, 2018 (the “Record Date”). This Information Statement describes the New Advisory Agreement between the Trust and CCM with respect to the Fund. As of the Record Date, there were issued and outstanding 1,931,631.0630 shares of the Fund. As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

The Trust will furnish, without charge, a copy of the Fund’s most recent annual or semi-annual report to any shareholder upon request. To obtain Cane Alternative Strategies Fund’s annual or semi-annual report, please contact the Fund by calling 1-855-382-6455, or by writing to Cane Alternative Strategies Fund, c/o Gemini Fund Services, LLC, 80 Arkay Drive Hauppauge, NY 11788.

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NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

I.                    BACKGROUND

CCM is located at 8440 Jefferson Hwy, Suite 402, Baton Rouge, LA 70809. Pursuant to the Prior Advisory Agreement, CCM, subject to the Board’s supervision and in conformity with the Fund’s stated policies, manages the Fund’s operations, selecting investments according to the Fund’s investment objectives, policies and restrictions.

Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”) generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment adviser for the mutual fund. CCM’s role as investment adviser to the Fund is subject to the review and approval of the Board of Trustees.

II.                 THE ADVISORY AGREEMENT

The terms of the New Advisory Agreement are identical in all material respects to those of the Prior Advisory Agreement, except for the date of execution, effectiveness, and termination. There will be no increase in fees paid by the Fund in connection with the New Advisory Agreement. The effective date of the New Advisory Agreement with respect to the Fund was January 29, 2018.

The New Advisory Agreement is attached as Appendix A. You should read the New Advisory Agreement. The description in this Information Statement of the New Advisory Agreement is only a summary.

Subject to the authority of the Board, CCM is responsible for management of the Fund’s assets, in accordance with the investment objective, policies and restrictions of the Fund. Under the New Advisory Agreement, the Fund pays CCM a fee paid monthly at an annual rate of 1.95% of the Fund’s average daily net assets. The Board of Trustees, including the Independent Trustees (as defined in the 1940 Act), most recently unanimously approved the New Advisory Agreement at a meeting on August 29-30, 2017.

The New Advisory Agreement has an initial term of one year from the January 29, 2018, and thereafter will continue in effect for successive annual periods provided such continuance is approved at least annually by the Board or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund (except as such vote may be unnecessary pursuant to relief granted by the Order); provided that, in either event, its continuance also is approved by a majority of the Trust’s Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to the New Advisory Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The New Advisory Agreement terminates automatically in the event of its “assignment,” as defined under 1940 Act.

About CCM

CCM, a Delaware limited liability company located at 8440 Jefferson Hwy, Suite 402, Baton Rouge, LA 70809 serves as the investment adviser to the Fund. CCM utilizes a proprietary quantitative model, deriving inputs from financial data, to identify securities exhibiting particular traits that indicate the potential for outperformance. CCM is not limited by industry or sector, but does limit its selection to the top 1,000 U.S. companies as defined by market capitalization. CCM’s process uses a combination of economic analysis and quantitative market dynamics to determine investment strategies, which are implemented through long positions in equities or taking long or short positions in the other types of securities. Within the framework of the Fund’s portfolio, CCM employs multiple systems to trade multiple asset classes. Each model is differentiated by the techniques it uses to enter and exit markets and its time frame. Although many of the models are driven by technical aspects of the markets, some use only fundamental information to govern, buy and sell decisions. Each model works independently of the others, and may take positions in opposite directions. The Fund’s portfolio will generally hold a combination of foreign and domestic equities, fixed income, currency and commodities. During the fiscal year ended June 30, 2017, the Fund incurred advisory fees of $273,365 from CCM.

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Below is the name and principal occupation of each principal executive officer, director or controlling entity of CCM as of January 29, 2018, as to the best of the Trust’s knowledge.

Name and Business Address	Title & Principal Occupation
David Fontenot 8440 Jefferson Hwy, Suite 402 Baton Rouge, LA 70809	CCM Managing Partner; Portfolio Manager
Bollinger Private Equity, LLC 1340 W. Tunnel Blvd., Suite 620 Houma, LA 70360	Private equity firm

III.	BOARD CONSIDERATIONS IN APPROVING THE NEW ADVISORY AGREEMENT

In connection with a regular meeting held on August 29-30, 2017, the Board of the Trust, including a majority of the Independent Trustees, discussed the approval of the New Advisory Agreement. Because the New Advisory Agreement is the same as the Prior Advisory Agreement in all material respects, the Board determined that their deliberations on the Prior Advisory Agreement were sufficient to render its decision on the New Advisory Agreement.

In connection with a regular meeting held on May 30-31, 2017, the Board, of the Trust, including a majority of the Independent Trustees, received materials specifically relating to the Prior Advisory Agreement. The Trustees were assisted by independent legal counsel throughout the agreement review process. The Board relied upon the advice of independent legal counsel and their own business judgment in determining the material factors to be considered in evaluating the Prior Advisory Agreement and the weight to be given to each such factor. The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his or her conclusions with respect to the Prior Advisory Agreement:

Nature, Quality and Extent of Services. The Board noted that CCM was founded in 2007, and currently managed approximately $12.5 million in assets. CCM, the Board observed, provided portfolio management, financial planning and other advisory services to individuals and institutional investors. The Board reviewed the background information of key investment personnel responsible for servicing Cane, and considered such personnel’s education and financial industry experience with hedge fund management, futures and other alternative investment products. The Board noted that CCM used a combination of fundamental economic analysis and proprietary quantitative models throughout various asset classes, with the models providing investment recommendations, and the portfolio manager using fundamental research to determine risk level, asset allocation, sizing, and whether to execute. The Board observed that CCM attempted to mitigate portfolio risk by using models to measure product volatility and adjusting position sizes accordingly. The Board remarked that CCM had adequate procedures to monitor counterparty risk, collateral at custodian banks, and profit and loss settlement limits. The Board observed that CCM performed pre-trade analysis during the model’s screening process and reviewed post trade reports to ensure compliance with the prospectus. The Board acknowledged that CCM reported no material compliance or litigation issues since the previous advisory contract renewal. The Board noted that CCM was small, but this had not prevented it from providing quality service. The Board concluded that CCM should continue to provide quality service to Cane and its shareholders and should be retained.

Performance. The Board discussed Cane’s disappointing performance over the one-year period, noting that it had underperformed its peer group and Morningstar category. The Board observed that Cane’s poor performance against the benchmark S&P 500 TR was not unexpected due to the bullish equity markets. The Board noted that Cane had top quartile ranking over the three-year and since inception periods when compared against the peer group and Morningstar category. The Board concluded that CCM had the ability to provide reasonable results and should be retained.

Fees and Expenses. The Board noted that CCM’s advisory fee of 1.95% and its expense ratio were higher than those of its peer group and Morningstar category. The Board acknowledged CCM’s position that some funds in Cane’s peer group incurred indirect portfolio expenses, such as swap expenses, that were not reflected in their advisory fee or total operating expenses. The Chairman observed that CCM’s process and models required resources, including expensive software, and the Board discussed whether CCM’s expenses were reasonable. After further discussion, the Board concluded that CCM’s advisory fee was not unreasonable.

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Economies of Scale. The Board discussed the size of Cane and its prospects for growth, concluding that it had not yet achieved meaningful economies that would necessitate the establishment of breakpoints. The Board noted that CCM was willing to discuss the implementation of breakpoints as Cane’s assets grow and CCM achieved material economies of scale related to Cane’s operation. The Board agreed to monitor and revisit the issue at the appropriate time.

Profitability. The Board reviewed CCM’s profitability analysis in connection with its management of Cane, and acknowledged that CCM was managing Cane at a loss. The Board concluded, therefore, that CCM’s profitability was not excessive.

Conclusion. Having requested and reviewed such information from CCM as the Board believed to be reasonably necessary to evaluate the terms of the advisory agreement, and as assisted by the advice of independent counsel, the Board concluded that the advisory fee structure for Cane was reasonable and that renewal of the advisory agreement was in the best interests of Cane and its shareholders.

IV.              OTHER MATTERS

Security Ownership of Management and Certain Beneficial Owners. As of the Record Date, the only shareholders known by the Trust to be the beneficial owner of more than 5% of the outstanding shares of the Fund are listed below.

	Shares	Percentage of Fund Share Class
Class A Shares Name & Address
Charles Schwab & Co. Special Custody A/C FBO Customers Attn. Mutual Funds 211 Main Street San Francisco, CA 94105	43,474.0900	88.51%
Charles Schwab & Co. Special Custody A/C FBO Customers Attn. Mutual Funds 211 Main Street San Francisco, CA 94105	4,035.2160	8.22%
Class C Shares Name & Address
David Fontenot 3914 Churchill Avenue Baton Rouge, LA 70808	10.6830	100.00%
Class I Shares Name & Address
Donald T. Bollinger 400 Poydras Street, Suite 2480 New Orleans, LA 70130	607,287.4490	32.26%
Christopher Bollinger & Alfred Delaune JR. Trustees of The Ryan D. Bollinger IRR P.O. Box 4097 Houma, LA 70361	302,724.5210	16.08%
UBS Financial Services Inc. FBC FBO/Bollinger Private Equity LLC 400 Poydras Street, Suite 2480 New Orleans LA 70130-3218	490,677.1340	26.07%
Fifth Third Bank Trustee FBO: Peak Trust Co 5001 Kingsley Dr. Dept. 3385 Cincinnati, OH 45263	220,167.8770	11.70%
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Shareholders owning more than 25% of the shares of a Fund are considered to “control” the Fund, as that term is defined under the 1940 Act. As of the Record Date, Donald T. Bollinger owns 31.43%of the shares of the Fund and UBS Financial Services FBO/Bollinger Private Equity LLC owns 25.40%of the shares of the Fund.

As a group, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund as of the Record Date.

Operation of the Fund. The Fund is a diversified series of the Northern Lights Fund Trust III, an open-end investment management company organized as a Delaware statutory trust and formed by an Agreement and Declaration of Trust on December 5, 2011, as amended on October 2, 2012. The Trust’s principal executive offices are located at 17605 Wright Street, Omaha, NE 68130. The Board of Trustees supervises the business activities of the Fund. Like other mutual funds, the Fund retains various organizations to perform specialized services. The Fund currently retains CCM as Fund manager and investment adviser. Northern Lights Distributors, LLC, located at 17605 Wright Street, Omaha, Nebraska 68130, serves as principal underwriter and distributor of the Fund. Gemini Fund Services, LLC, located at 80 Arkay Drive Hauppauge, NY 11788, provides the Fund with transfer agent, accounting, compliance, and administrative services.

Shareholder Proposals. The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The cost of the preparation, printing and distribution of this Information Statement is an expense of the Trust.

Payments to Affiliated Brokers. For the fiscal year ended June 30, 2017, the Fund did not pay any commissions to affiliated brokers.

Delivery of Documents to Shareholders Sharing an Address. Only one Notice Regarding Internet Availability of this Information Statement is being delivered to multiple shareholders sharing an address unless the Trust has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Trust will promptly deliver a separate copy of the Notice Regarding Internet Availability or this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered. Contact the Fund by calling 1-855-382-6455, or by writing to Cane Alternative Strategies Fund, c/o Gemini Fund Services, LLC, 80 Arkay Drive Hauppauge, NY 11788. Shareholders at shared addresses can also contact the Fund to indicate their preference regarding receiving multiple or single copies annual or semi-annual reports, information statements or Notices of Internet Availability of proxy materials at their shared address.

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ANNEX A

INVESTMENT ADVISORY AGREEMENT

Between

NORTHERN LIGHTS FUND TRUST III

and

CANE CAPITAL MANAGEMENT, LLC

AGREEMENT, made as of January 29, 2018 between Northern Lights Fund Trust III, a Delaware statutory trust (the "Trust"), and CANE CAPITAL MANAGEMENT, LLC, a Delaware Limited Liability Company (the "Adviser") located at 8440 Jefferson Hwy., Suite 402, Baton Rouge, LA 70809.

RECITALS:

WHEREAS, the Trust is an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, each having its own investment objective or objectives, policies and limitations;

WHEREAS, the Trust offers shares in the series named on Appendix A hereto (such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 1.3, being herein referred to as a "Fund," and collectively as the "Funds");

WHEREAS, the Adviser is or soon will be registered as an investment adviser under the Investment Advisers Act of 1940; and

WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Trust with respect to the Fund in the manner and on the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto agree as follows:

1. Services of the Adviser.

1.1 Investment Advisory Services. The Adviser shall act as the investment adviser to the Fund and, as such, shall (i) obtain and evaluate such information relating to the economy, industries, business, securities markets and securities as it may deem necessary or useful in discharging its responsibilities hereunder, (ii) formulate a continuing program for the investment of the assets of the Fund in a manner consistent with its investment objective(s), policies and restrictions, and (iii) determine from time to time securities to be purchased, sold, retained or lent by the Fund, and implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected; provided, that the Adviser will place orders pursuant to its investment determinations either directly with the issuer or with a broker or dealer, and if with a broker or dealer, (a) will attempt to obtain the best price and execution of its orders, and (b) may nevertheless in its discretion purchase and sell portfolio securities from and to brokers who provide the Adviser with research, analysis, advice and similar services and pay such brokers in return a higher commission than may be charged by other brokers.

The Trust hereby authorizes any entity or person associated with the Adviser or any sub-adviser retained by the Adviser pursuant to Section 9 of this Agreement, which is a member of a national securities exchange, to effect any transaction on the exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv) provided the transaction complies with the Trust’s Rule 17e-1 policies and procedures.

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The Adviser shall carry out its duties with respect to the Fund's investments in accordance with applicable law and the investment objectives, policies and restrictions set forth in the Fund's then-current Prospectus and Statement of Additional Information, and subject to such further limitations as the Trust may from time to time impose by written notice to the Adviser.

1.2 Administrative Services. The Trust has engaged the services of an administrator. The Adviser shall provide such additional administrative services as reasonably requested by the Board of Trustees or officers of the Trust; provided, that the Adviser shall not have any obligation to provide under this Agreement any direct or indirect services to Trust shareholders, any services related to the distribution of Trust shares, or any other services which are the subject of a separate agreement or arrangement between the Trust and the Adviser. Subject to the foregoing, in providing administrative services hereunder, the Adviser shall:

1.2.1 Office Space, Equipment and Facilities. Provide such office space, office equipment and office facilities as are adequate to fulfill the Adviser’s obligations hereunder.

1.2.2 Personnel. Provide, without remuneration from or other cost to the Trust, the services of individuals competent to perform the administrative functions which are not performed by employees or other agents engaged by the Trust or by the Adviser acting in some other capacity pursuant to a separate agreement or arrangement with the Trust.

1.2.3 Agents. Assist the Trust in selecting and coordinating the activities of the other agents engaged by the Trust, including the Trust's shareholder servicing agent, custodian, administrator, independent auditors and legal counsel.

1.2.4 Trustees and Officers. Authorize and permit the Adviser's directors, officers and employees who may be elected or appointed as Trustees or officers of the Trust to serve in such capacities, without remuneration from or other cost to the Trust.

1.2.5 Books and Records. Assure that all financial, accounting and other records required to be maintained and preserved by the Adviser on behalf of the Trust are maintained and preserved by it in accordance with applicable laws and regulations.

1.2.6 Reports and Filings. Assist in the preparation of (but not pay for) all periodic reports by the Fund to its shareholders and all reports and filings required to maintain the registration and qualification of the Fund and Fund shares, or to meet other regulatory or tax requirements applicable to the Fund, under federal and state securities and tax laws.

1.3 Additional Series. In the event that the Trust establishes one or more series after the effectiveness of this Agreement ("Additional Series"), Appendix A to this Agreement may be amended to make such Additional Series subject to this Agreement upon the approval of the Board of Trustees of the Trust and the shareholder(s) of the Additional Series, in accordance with the provisions of the Act. The Trust or the Adviser may elect not to make any such series subject to this Agreement.

1.4 Change in Management or Control. The Adviser shall provide at least sixty (60) days' prior written notice to the Trust of any change in the ownership or management of the Adviser, or any event or action that may constitute a change in “control,” as that term is defined in Section 2 of the Act. The Adviser shall provide prompt notice of any change in the portfolio manager(s) responsible for the day-to-day management of the Fund.

2. Expenses of the Fund.

2.1 Expenses to be Paid by Adviser. The Adviser shall pay all salaries, expenses and fees of the officers, Trustees and employees of the Trust who are officers, directors, members or employees of the Adviser.

In the event that the Adviser pays or assumes any expenses of the Trust not required to be paid or assumed by the Adviser under this Agreement, the Adviser shall not be obligated hereby to pay or assume the same or any similar expense in the future; provided, that nothing herein contained shall be deemed to relieve the Adviser of any obligation to the Fund under any separate agreement or arrangement between the parties.

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2.2 Expenses to be Paid by the Fund. The Fund shall bear all expenses of its operation, except those specifically allocated to the Adviser under this Agreement or under any separate agreement between the Trust and the Adviser. Subject to any separate agreement or arrangement between the Trust and the Adviser, the expenses hereby allocated to the Fund, and not to the Adviser, include but are not limited to:

2.2.1 Custody. All charges of depositories, custodians, and other agents for the transfer, receipt, safekeeping, and servicing of the Fund's cash, securities, and other property.

2.2.2 Shareholder Servicing. All expenses of maintaining and servicing shareholder accounts, including but not limited to the charges of any shareholder servicing agent, dividend disbursing agent, transfer agent or other agent engaged by the Trust to service shareholder accounts.

2.2.3 Shareholder Reports. All expenses of preparing, setting in type, printing and distributing reports and other communications to shareholders.

2.2.4 Prospectuses. All expenses of preparing, converting to EDGAR format, filing with the Securities and Exchange Commission or other appropriate regulatory body, setting in type, printing and mailing annual or more frequent revisions of the Fund's Prospectus and Statement of Additional Information and any supplements thereto and of supplying them to shareholders.

2.2.5 Pricing and Portfolio Valuation. All expenses of computing the Fund's net asset value per share, including any equipment or services obtained for the purpose of pricing shares or valuing the Fund's investment portfolio.

2.2.6 Communications. All charges for equipment or services used for communications between the Adviser or the Trust and any custodian, shareholder servicing agent, portfolio accounting services agent, or other agent engaged by the Trust.

2.2.7 Legal and Accounting Fees. All charges for services and expenses of the Trust's legal counsel and independent accountants.

2.2.8 Trustees' Fees and Expenses. All compensation of Trustees other than those affiliated with the Adviser, all expenses incurred in connection with such unaffiliated Trustees' services as Trustees, and all other expenses of meetings of the Trustees and committees of the Trustees.

2.2.9 Shareholder Meetings. All expenses incidental to holding meetings of shareholders, including the printing of notices and proxy materials, and proxy solicitations therefor.

2.2.10 Federal Registration Fees. All fees and expenses of registering and maintaining the registration of the Fund under the Act and the registration of the Fund's shares under the Securities Act of 1933 (the "1933 Act"), including all fees and expenses incurred in connection with the preparation, converting to EDGAR format, setting in type, printing, and filing of any Registration Statement, Prospectus and Statement of Additional Information under the 1933 Act or the Act, and any amendments or supplements that may be made from time to time.

2.2.11 State Registration Fees. All fees and expenses of taking required action to permit the offer and sale of the Fund's shares under securities laws of various states or jurisdictions, and of registration and qualification of the Fund under all other laws applicable to the Trust or its business activities (including registering the Trust as a broker-dealer, or any officer of the Trust or any person as agent or salesperson of the Trust in any state).

2.2.12 Confirmations. All expenses incurred in connection with the issue and transfer of Fund shares, including the expenses of confirming all share transactions.

2.2.13 Bonding and Insurance. All expenses of bond, liability, and other insurance coverage required by law or regulation or deemed advisable by the Trustees of the Trust, including, without limitation, such bond, liability and other insurance expenses that may from time to time be allocated to the Fund in a manner approved by its Trustees.

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2.2.14 Brokerage Commissions. All brokers' commissions and other charges incident to the purchase, sale or lending of the Fund's portfolio securities.

2.2.15 Taxes. All taxes or governmental fees payable by or with respect to the Fund to federal, state or other governmental agencies, domestic or foreign, including stamp or other transfer taxes.

2.2.16 Trade Association Fees. All fees, dues and other expenses incurred in connection with the Trust's membership in any trade association or other investment organization.

2.2.18 Compliance Fees. All charges for services and expenses of the Trust's Chief Compliance Officer.

2.2.19 Nonrecurring and Extraordinary Expenses. Such nonrecurring and extraordinary expenses as may arise including the costs of actions, suits, or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, Trustees and agents.

3. Advisory Fee.

As compensation for all services rendered, facilities provided and expenses paid or assumed by the Adviser under this Agreement, the Fund shall pay the Adviser on the last day of each month, or as promptly as possible thereafter, a fee calculated by applying a monthly rate, based on an annual percentage rate, to the Fund's average daily net assets for the month. The annual percentage rate applicable to the Fund is set forth in Appendix A to this Agreement, as it may be amended from time to time in accordance with Section 1.3 of this Agreement. If this Agreement shall be effective for only a portion of a month with respect to a Fund, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect for the Fund.

4. Proxy Voting.

The Adviser will vote, or make arrangements to have voted, all proxies solicited by or with respect to the issuers of securities in which assets of a Fund may be invested from time to time. Such proxies will be voted in a manner that you deem, in good faith, to be in the best interest of the Fund and in accordance with your proxy voting policy. You agree to provide a copy of your proxy voting policy to the Trust prior to the execution of this Agreement, and any amendments thereto promptly.

5. Records.

5.1 Tax Treatment. Both the Adviser and the Trust shall maintain, or arrange for others to maintain, the books and records of the Trust in such a manner that treats the Fund as a separate entity for federal income tax purposes.

5.2 Ownership. All records required to be maintained and preserved by the Trust pursuant to the provisions or rules or regulations of the Securities and Exchange Commission under Section 31(a) of the Act and maintained and preserved by the Adviser on behalf of the Trust are the property of the Trust and shall be surrendered by the Adviser promptly on request by the Trust; provided, that the Adviser may at its own expense make and retain copies of any such records.

6. Reports to Adviser.

The Trust shall furnish or otherwise make available to the Adviser such copies of the Fund's Prospectus, Statement of Additional Information, financial statements, proxy statements, reports and other information relating to its business and affairs as the Adviser may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

7. Reports to the Trust.

The Adviser shall prepare and furnish to the Trust such reports, statistical data and other information in such form and at such intervals as the Trust may reasonably request.

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8. Code of Ethics.

The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code and evidence of its adoption. The Adviser will provide to the Board of Trustees of the Trust at least annually a written report that describes any issues arising under the code of ethics since the last report to the Board of Trustees, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that the Adviser has adopted procedures reasonably necessary to prevent "access persons" (as that term is defined in Rule 17j-1) from violating the code.

9. Retention of Sub-Adviser.

Subject to the Trust's obtaining the initial and periodic approvals required under Section 15 of the Act, the Adviser may retain one or more sub-advisers, at the Adviser's own cost and expense, for the purpose of managing the investments of the assets of one or more Funds of the Trust. Retention of one or more sub-advisers shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement and the Adviser shall, subject to Section 11 of this Agreement, be responsible to the Trust for all acts or omissions of any sub-adviser in connection with the performance of the Adviser's duties hereunder.

10. Services to Other Clients.

Nothing herein contained shall limit the freedom of the Adviser or any affiliated person of the Adviser to render investment management and administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities.

11. Limitation of Liability of Adviser and its Personnel.

Neither the Adviser nor any director, manager, officer or employee of the Adviser performing services for the Trust at the direction or request of the Adviser in connection with the Adviser's discharge of its obligations hereunder shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with any matter to which this Agreement relates, and the Adviser shall not be responsible for any action of the Trustees of the Trust in following or declining to follow any advice or recommendation of the Adviser or any sub-adviser retained by the Adviser pursuant to Section 9 of this Agreement; PROVIDED, that nothing herein contained shall be construed (i) to protect the Adviser against any liability to the Trust or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Adviser's duties, or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement, or (ii) to protect any director, manager, officer or employee of the Adviser who is or was a Trustee or officer of the Trust against any liability of the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Trust.

12. Effect of Agreement.

Nothing herein contained shall be deemed to require to the Trust to take any action contrary to its Declaration of Trust or its By-Laws or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the Trustees of the Trust of their responsibility for and control of the conduct of the business and affairs of the Trust.

13. Term of Agreement.

With respect to the Fund, the term of this Agreement shall begin as of the date and year upon which the Fund commences investment operations, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of one year. Thereafter, this Agreement shall continue in effect with respect to the Fund from year to year, subject to the termination provisions and all other terms and conditions hereof; PROVIDED, such continuance with respect to a Fund is approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Fund or by the Trustees of the Trust; PROVIDED, that in either

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event such continuance is also approved annually by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto. The Adviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

14. Amendment or Assignment of Agreement.

Any amendment to this Agreement shall be in writing signed by the parties hereto; PROVIDED, that no such amendment shall be effective unless authorized (i) by resolution of the Trustees of the Trust, including the vote or written consent of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto, and (ii) by vote of a majority of the outstanding voting securities of the Fund affected by such amendment if required by applicable law. This Agreement shall terminate automatically and immediately in the event of its assignment.

15. Termination of Agreement.

This Agreement may be terminated as to any Fund at any time by either party hereto, without the payment of any penalty, upon sixty (60) days' prior written notice to the other party; PROVIDED, that in the case of termination by any Fund, such action shall have been authorized (i) by resolution of the Trust's Board of Trustees, including the vote or written consent of Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto, or (ii) by vote of majority of the outstanding voting securities of the Fund.

16. Use of Name.

The Trust is named the Northern Lights Fund Trust III and a Fund may be identified, in part, by the name "Northern Lights."

17. Declaration of Trust.

The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust's Declaration of Trust and agrees that the obligations assumed by the Trust or a Fund, as the case may be, pursuant to this Agreement shall be limited in all cases to the Trust or a Fund, as the case may be, and its assets, and the Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust. In addition, the Adviser shall not seek satisfaction of any such obligations from the Trustees or any individual Trustee. The Adviser understands that the rights and obligations of any Fund under the Declaration of Trust are separate and distinct from those of any and all other Funds. The Adviser further understands and agrees that no Fund of the Trust shall be liable for any claims against any other Fund of the Trust and that the Adviser must look solely to the assets of the pertinent Fund of the Trust for the enforcement or satisfaction of any claims against the Trust with respect to that Fund.

18. Confidentiality.

The Adviser agrees to treat all records and other information relating to the Trust and the securities holdings of the Fund as confidential and shall not disclose any such records or information to any other person unless (i) the Board of Trustees of the Trust has approved the disclosure or (ii) such disclosure is compelled by law. In addition, the Adviser and the Adviser's officers, directors, members and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of a Fund, as a result of disclosing the Fund's portfolio holdings. The Adviser agrees that, consistent with the Adviser's Code of Ethics, neither the Adviser nor the Adviser's officers, directors, members or employees may engage in personal securities transactions based on nonpublic information about a Fund's portfolio holdings.

19. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

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20. Interpretation and Definition of Terms.

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts, or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment" and "affiliated person," as used in this Agreement shall have the meanings assigned to them by Section 2(a) of the Act. In addition, when the effect of a requirement of the Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

21. Captions.

The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

22. Execution in Counterparts.

This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date and year first above written.

NORTHERN LIGHTS FUND TRUST III

By: /s/ Richard Malinowski

Name: Richard Malinowski

Title: President

CANE CAPITAL MANAGEMENT, LLC

By: /s/ David Fontenot

Name: David Fontenot

Title: Managing Partner

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NORTHERN LIGHTS FUND TRUST III

INVESTMENT ADVISORY AGREEMENT

APPENDIX A

FUNDS OF THE TRUST

NAME OF FUND	ANNUAL ADVISORY FEE AS A % OF AVERAGE NET ASSETS OF THE FUND
Cane Alternative Strategies Fund	1.95%

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NORTHERN LIGHTS FUND TRUST III

Cane Alternative Strategies Fund

17605 Wright Street, Suite 2

Omaha, NE 68130

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Cane Alternative Strategies Fund (the “Fund”), a series of Northern Lights Fund Trust III (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes the recent approval of a new advisory agreement between the Fund’s investment adviser, Cane Capital Management LLC (“CCM”), and the Trust, with respect to a change in CCM’s ownership. The Investment Company Act of 1940, as amended, provides that advisory contracts are automatically terminated in the event of their “assignment.” Therefore, the Fund’s advisory agreement could be deemed to have automatically terminated on January 29, 2018, when CCM’s ownership changed. As a result, at a meeting held on August 29-30, 2017, the Independent Trustees unanimously elected to approve a new advisory agreement between the Trust and CCM, which is on materially identical terms as the prior advisory agreement.

The new advisory agreement has been approved by shareholders holding the majority of Fund shares and, therefore, does not require further shareholder approval. Because no further approval is required and shareholders are not being asked to vote, a proxy will not be solicited and you are not being asked to vote or take action at this time.

This Notice of Internet Availability of the Information Statement is being mailed on or about March 14, 2018 to shareholders of record of the Fund as of March 13, 2018. The Information Statement will be available on the Fund’s website at www.canefunds.com until June 11, 2018. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust toll-free at 1-855-382-6455.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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